UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 11, 2011 (March 7, 2011)
Date of Report (Date of earliest event reported)

SYCAMORE NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27273	04-3410558
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

220 Mill Road
Chelmsford, MA 01824
(Address of principal executive offices)
(Zip code)

Registrant’s telephone number, including area code:   (978) 250-2900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02:  Departure of Directors or Certain Officers;  Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 7, 2011, the Compensation Committee of the Board of Directors of Sycamore Networks, Inc. (the “Registrant”) approved stock option grants to certain named executive officers of the Registrant under the Registrant’s 2009 Stock Incentive Plan, as amended.  The stock options are evidenced by a standard form of Stock Option Agreement for executive officers, a copy of which is attached as Exhibit 10.1.  The stock options (a) vest in the ordinary course as to one-third of the total shares on the first anniversary of the date of grant, with an additional one-twelfth (1/12th) vesting each quarter thereafter through the third anniversary of the grant date, (b) have an exercise price equal to the closing price of the Registrant’s common stock on the NASDAQ Global Select Market on the date of grant, which was $20.64 on such date, and (c) have a maximum term of ten years.  The number of shares of Registrant common stock underlying the stock option grants approved by the Compensation Committee for the named executive officers is set forth in the following table:

Name and Position	Shares Underlying March 7, 2011 Option Grant

Paul F. Brauneis
Chief Financial Officer, Vice President, Finance and Administration	55,000

Kevin J. Oye
Vice President, Systems and Technology	75,000

Alan R. Cormier
General Counsel and Secretary	20,000

John B. Scully
Vice President, Worldwide Sales and Support	40,000

Item 9.01: Financial Statements and Exhibits.

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit Number	Description

10.1	Form of 2009 Stock Incentive Plan Non-Qualified Stock Option Agreement for Executive Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sycamore Networks, Inc.

By:	/s/ Paul F. Brauneis
Paul F. Brauneis
Chief Financial Officer
Vice President, Finance and Administration and Treasurer
(Duly Authorized Officer and Principal
Financial and Accounting Officer)

Dated: March 11, 2011